For more information, contact:
Robert S. Bloom
Financial Relations Leader
Acxiom Corporation
(501) 342-1321

                                                Acxiom® Reports Fourth-Quarter Results
                          Fiscal 2003 Revenue, Earnings Improved; Highlights Include Cash Flow, New Contracts

LITTLE ROCK, Ark. - May 14, 2003 - Acxiom® Corporation (Nasdaq:ACXM), today reported revenue and earnings for the fourth quarter of fiscal 2003 ended March 31, 2003, that were substantially in line with the expectations the Company announced April 8, 2003.
Revenue of $239 million is slightly above the estimate of $238 million, and the loss per share of $.27 is slightly more than the loss of $.22 to $.26 the Company had projected, due to larger-than-expected non-cash charges in the quarter. These non-cash charges totaled $43.1 million, compared to expectations of $35 million to $40 million.

Fiscal 2003 revenue of $958 million and earnings per share of $.24 compare to $866 million in revenue and a loss per share of $.36 in fiscal 2002. Acxiom will hold a conference call at 4:30 p.m. CDT today to discuss this information further.  Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com.

"As we discussed in April, the war in Iraq and the continued sluggish economy negatively impacted our data sales, project and volume-based revenue.  Despite our fourth quarter performance, we made positive strides in fiscal 2003 that position Acxiom for success going forward," Company Leader Charles D. Morgan said. "We generated record cash flow, signed many strategic new contracts and renewed large deals while growing our revenue more than 10 percent in a tough economic climate."

Highlights of Acxiom's fourth quarter include:

o        Revenue of $239 million, up 6 percent from $225 million in the same quarter a year ago.
o        A loss per share of $.27 compared to earnings of $.15 per share in the fourth quarter last year.
o        Included in the quarter's earnings are the non-cash charges of $43.1 million, which negatively impacted EPS by $.31.
o        Operating cash flow of $63.1 million and free cash flow of $48.7 million, which exceeded free cash flow projections of $25 million and is 15 percent higher than free cash flow in the fourth quarter last year.
o        New contracts that will deliver $25 million in incremental annual revenue and renewals that are expected to generate $103 million in annual revenue.
o        Committed new deals in the pipeline that are expected to add, when closed, $47 million in annual revenue.

Highlights of Acxiom's fiscal 2003 include:

o        Revenue of $958 million, up 11 percent from $866 million a year ago.
o        Earnings per share (EPS) of $.24 compared to a loss per share of $.36 in fiscal 2002.
o        Operating cash flow of $253.8 million, which represents a 69 percent improvement over fiscal 2002. Free cash flow of $199.0 million, almost triple the amount generated last year. Both fiscal 2003 cash flow numbers are Company records.
o        New contracts that will contribute an annual value of $96 million and contract renewals that will generate $137 million in annual revenue.
o        Acxiom continued to purchase company stock as part of the buyback program announced November 14, 2002. During fiscal 2003, the Company bought 1.8 million shares of common stock, and since March 31, 2003 has purchased an additional 2.2 million shares for a total of approximately 4 million shares.

In the fourth quarter, Acxiom completed new contracts with many large companies, including Wells Fargo, J.C. Penney and Federal
Express. Other new business highlights in the year included new contracts with IBM; Visa USA; General Motors Corporation; Bank of
America Corporation; Charles Schwab & Co., Inc.; Staples, Inc.; MasterCard International; Sun Microsystems; MGM Mirage; and Jet
Blue Airways Corp., and contract renewals with Microsoft Corp.; E*TRADE Group; Canadian Tire Financial Services; the GM Card;
Unilever; Bank One, NA (Ohio); and Ameritrade, Inc.

Fiscal 2003 Recognition

o        Acxiom was ranked for the fifth time on Fortune magazine's list of "100 Best Companies to Work For in America."
o        Acxiom was named to the inaugural Fortune 40, a list of companies the magazine calls "a powerful group - one we think has a strong chance of beating the market."
o        Acxiom was recognized by Intelligent Enterprise magazine editors as one of the leading "Companies to Watch" in 2003 and beyond.
o        The Company received a "Best Practices in Storage Award" from Computerworld and the Storage Networking Industry Association
     for "Innovation and Promise" in the implementation and design of a large data storage area network.
o        Bank Technology News named Acxiom one of 10 tech companies "whose innovations are raising the bar in banking."
o        American Demographics magazine named Josh Herman, product manager for Acxiom's Personicx(R)segmentation product, among "the ones to watch" for future developments in the science of demographics.
o        The United States Postal Service awarded technical unit leader Chris Bennett its Special Service Achievement Award at the
     USPS' Spring 2003 National Postal Forum.

Outlook

The financial projections stated today are based on the Company's current expectations. These projections are forward looking, and actual results may differ materially. These projections do not include the potential impact of any mergers, acquisitions, divestitures or other business combinations that may be completed in the future.

This forecast is conditioned upon a modest improvement in the general economic environment during the 2004 fiscal year ending March
31, 2004, during which the Company expects to generate revenue of approximately $1.03 billion and earnings per share of approximately $.70.  The Company is raising its free cash flow projection from $100 million to $125 million for the 2004 fiscal year.  The Company reiterates its previous projections for the first quarter ending June 30, 2003 of $235 million to $240 million in revenue and earnings in the range of $.05 to $.10 per share.

About Acxiom

Acxiom Corporation (Nasdaq: ACXM) integrates data, services and technology to create and deliver customer and information management solutions for many of the largest, most respected companies in the world. The core components of Acxiom's innovative solutions are
Customer Data Integration (CDI) technology, data, database services, IT outsourcing, consulting and analytics, and privacy leadership. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, with locations throughout the United States, and in the United Kingdom, France, Australia and Japan.

This release and the scheduled conference call will include certain non-GAAP financial measures. We have included reconciliations of these measures to comparable GAAP measures for each non-GAAP measure as attachments to this press release.

This release and today's conference call contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially; such statements include but are not necessarily limited to the following: 1) that the business pipeline and that our current cost structure will allow the Company to continue to meet or exceed revenue, earnings and free cash flow projections; 2) that new contracts and contract renewals will generate the indicated amounts of revenue; 3)  that the
Company has committed new deals in the pipeline that are expected to deliver the indicated amounts; 4)  that Acxiom is well positioned for success going forward; 5) that the future results of the Company will be within the indicated ranges; 6)  that the forecasts for the Company are conditioned upon modest improvement in the general economic environment and 7) that the Company will continue to use cash to repurchase stock and reduce debt. The following are important factors, among others, that could cause actual results to differ materially from these forward-looking statements: The possibility that certain contracts may not be closed or closed within the anticipated time frames; the possibility that certain contracts may not generate the anticipated revenue or profitability; the possibility that economic or other conditions might lead to a reduction in demand for the Company's products and services; the possibility that the current economic slowdown may worsen and/or persist for an unpredictable period of time; the possibility that economic conditions will not improve as expected; the possibility that significant customers may experience extreme, severe economic difficulty; the possibility that the fair value of certain assets of the company may not be equal to the carrying value of those assets now or in future time periods; the possibility that sales cycles may lengthen; the continued ability to attract and retain qualified technical and leadership associates and the possible loss of associates to other organizations; the ability to properly motivate the sales force and other associates of the Company; the ability to achieve cost reductions and avoid unanticipated costs; the continued availability of credit upon satisfactory terms and conditions; the introduction of competent, competitive products, technologies or services by other companies; potential pricing pressure due to market conditions and/or competitive products and services; changes in consumer or business information industries and markets; the Company's ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; the difficulties encountered when entering new markets or industries; changes in the legislative, accounting, regulatory and consumer environments affecting the Company's business including but not limited to litigation, legislation, regulations and customs relating to the
Company's ability to collect, manage, aggregate and use data; data suppliers might withdraw data from the Company, leading to the

Company's inability to provide certain products and services; short-term contracts affect the predictability of the Company's revenues; the possibility that the amount of ad hoc, volume based and project work will not be as expected; the potential loss of data center capacity or interruption of telecommunication links or power sources; postal rate increases that could lead to reduced volumes of business; customers that may cancel or modify their agreements with the Company; the potential disruption of the services of the United States Postal Service, their global counterparts and other delivery systems; the successful integration of any acquired businesses; and other competitive factors. With respect to the providing of products or services outside the Company's primary base of operations in the U.S., all of the above factors and the difficulty of doing business in numerous sovereign jurisdictions due to differences in culture, laws and regulations. Other factors are detailed from time to time in the Company's periodic reports and registration statements filed with the United States Securities and Exchange Commission. Acxiom believes that it has the product and technology offerings, facilities, associates and competitive and financial resources for continued business success, but future revenues, costs, margins and profits are all influenced by a number of factors, including those discussed above, all of which are inherently difficult to forecast. Acxiom undertakes no obligation to update the information contained in this press release or any other forward-looking statement.

Personicx is a registered trademark of Acxiom Corporation.

                                                                  ###

                                 ACXIOM CORPORATION AND SUBSIDIARIES
                                         REVENUES BY SEGMENT
                                             (Unaudited)

(Dollars in thousands)

                                                         For the Three Months Ended
                                                                March 31,
                                    -------------------------------------------------------------------
                                                 2003                               2002
                                    -------------------------------------------------------------------

Services                                                    178,100                            168,954
Data and Software Products                                   43,550                             45,861
I. T. Management                                             61,764                             56,684
Intercompany eliminations                                   (43,955)                           (46,174)
                                    --------------------------------  ---------------------------------

Total Revenue                                               239,459                            225,325
                                    ================================  =================================

                                                        For the Twelve Months Ended
                                                                March 31,
                                    -------------------------------------------------------------------
                                                 2003                                2002
                                    -------------------------------------------------------------------

Services                                                    718,872                            645,735
Data and Software Products                                  172,979                            162,585
I. T. Management                                            241,096                            220,688
Intercompany eliminations                                  (174,725)                          (162,898)
                                    --------------------------------  ---------------------------------

Total Revenue                                               958,222                            866,110
                                    ================================  =================================

                                   ACXIOM CORPORATION AND SUBSIDIARIES
                                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                               (Unaudited)
                                         (Dollars in thousands)
                                                                     Mar 31,            Mar 31,

                                                                      2003               2002
                                                                   ------------      ------------
                               Assets
Current assets:
  Cash and cash equivalents                                        $  5,491           $  5,676
  Trade accounts receivable, net                                    189,704            185,579
  Deferred income taxes                                              46,056             48,716
  Refundable income taxes                                             2,576             41,652
  Other current assets                                               45,288             78,602
                                                                   ------------      ------------
     Total current assets                                           289,115            360,225
                                                                   ------------      ------------
Property and equipment                                              389,168            331,177
  Less - accumulated depreciation and amortization                  180,862            149,402
                                                                   ------------      ------------
Property and equipment, net                                         208,306            181,775
                                                                   ------------      ------------
Software, net of accumulated amortization                            63,095             61,437
Goodwill                                                            221,184            174,655
Purchased software licenses, net of accumulated amortization        161,432            169,854
Unbilled and notes receivable, excluding current portions            20,249             40,358
Deferred costs, net of accumulated amortization                     108,444            125,843
Other assets, net                                                    21,421             42,687
                                                                   ------------      ------------
                                                                 $  1,093,246        $  1,156,834
                                                                   ============      ============
                Liabilities and Stockholders' Equity
Current liabilities:
  Current installments of long-term debt                             29,491             23,274
  Trade accounts payable                                             28,760             29,472
  Accrued merger, integration and impairment costs                      584              3,022
  Accrued payroll and related expenses                               14,234             17,612
  Other accrued expenses                                             38,689             43,176
  Deferred revenue                                                   59,907             61,114
                                                                   ------------      ------------
    Total current liabilities
                                                                    171,665            177,670
                                                                   ------------      ------------
Long-term debt, excluding current installments                      289,677            396,850
Deferred income taxes                                                69,348             71,383

Commitments and contingencies

Stockholders' equity:
  Common stock                                                        9,015              8,734
  Additional paid-in capital                                        333,715            281,355
  Retained earnings                                                 253,558            231,791
  Accumulated other comprehensive loss                               (2,911)           (8,609)
  Treasury stock, at cost                                           (30,821)           (2,340)
                                                                   ------------      ------------
  Total stockholders' equity
                                                                    562,556            510,931
                                                                   ------------      ------------
                                                                  $ 1,093,246        $ 1,156,834
                                                                   ============      ============

                                  ACXIOM CORPORATION AND SUBSIDIARIES
                            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                              (Unaudited)
                                         (Dollars in thousands)

                                                                         For the Three Months Ended

                                                                                March 31,

                                                                              2003               2002
                                                                         ----------           ----------
Cash flows from operating activities:
  Net earnings                                                              (23,761)              13,368
  Non-cash operating activities:
    Depreciation and amortization                                            66,548               31,403
    Loss on disposal or impairment of assets, net                             8,838                1,317
    Deferred income taxes                                                   (16,903)              53,074
    Tax benefit of stock options and interest                                 6,737                4,516
    Changes in operating assets and liabilities:
      Accounts receivable                                                     8,040               (2,791)
      Other assets                                                            9,468              (25,753)
      Accounts payable and other liabilities                                  4,810              (13,488)
      Merger, integration and impairment costs                                 (665)              (1,554)
                                                                       ------------         ------------
      Net cash provided by operating activities                              63,112               60,092
                                                                       ------------         ------------
Cash flows from investing activities:
    Proceeds received  from the disposition of operations                       638                1,725
    Proceeds received  from the disposition of assets                            93                   46
    Capitalized software                                                     (8,237)              (6,890)
    Capital expenditures                                                     (2,403)              (3,474)
    Proceeds from sale-and-leaseback transaction                                  -                    -
    Investments in joint ventures and other companies                          (125)                (684)
    Deferral of costs                                                        (3,883)              (7,352)
    Net cash paid in acquisitions                                                 -               (5,331)

      Net cash used by investing activities                                 (13,917)             (21,960)
                                                                       ------------         ------------
Cash flows from financing activities:

    Proceeds from debt                                                       78,489              169,945
    Payments of debt                                                       (168,916)            (206,476)
    Sale of common stock                                                      3,708                2,810
    Acquisition of treasury stock                                           (23,335)                   -
    Payments on equity forward contracts                                          -                    -
                                                                       ------------         ------------
      Net cash used by financing activities                                (110,054)             (33,721)
                                                                       ------------         ------------
      Effect of exchange rate changes on cash                                   (52)                 (52)
                                                                       ------------         ------------

      Net increase (decrease) in cash and cash equivalents                  (60,911)               4,359

  Cash and cash equivalents at beginning of period                           66,402                1,317
                                                                       ------------         ------------
  Cash and cash equivalents at end of period                                  5,491                5,676
                                                                       ============         ============
  Supplemental cash flow information:
    Cash paid (received) during the period for:
      Interest                                                                8,919                5,035
      Income taxes                                                              375               (3,295)
                                                                       ============         ============

                                  ACXIOM CORPORATION AND SUBSIDIARIES
                            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                              (Unaudited)
                                         (Dollars in thousands)

                                                                         For the Twelve Months Ended

                                                                                    March 31,

                                                                               2003               2002
                                                                         ----------           ----------
Cash flows from operating activities:
  Net earnings (loss)                                                        21,767              (31,964)
  Non-cash operating activities:
    Depreciation and amortization                                           154,902              123,394
    Loss on disposal or impairment of assets, net                             8,799               46,934
    Deferred income taxes                                                     7,020               26,832
    Tax benefit of stock options and interest                                 6,894                4,516
    Changes in operating assets and liabilities:
      Accounts receivable                                                     3,999                9,120
      Other assets                                                           63,271                  (62)
      Accounts payable and other liabilities                                (10,422)             (15,836)
      Merger, integration and impairment costs                               (2,437)             (12,329)
                                                                         ----------           ----------

      Net cash provided by operating activities                             253,793              150,605
                                                                         ----------           ----------
Cash flows from investing activities:
    Proceeds received from the disposition of operations                      1,089                9,211
    Proceeds received from the disposition of assets                            293                  173
    Capitalized software                                                    (34,573)             (24,121)
    Capital expenditures                                                    (13,212)             (14,875)
    Proceeds from sale-and-leaseback transaction                              7,729                5,999
    Investments in joint ventures and other companies                        (1,177)              (7,912)
    Deferral of costs                                                       (15,027)             (48,131)
    Net cash paid in acquisitions                                           (14,105)              (5,331)
                                                                       ------------         ------------
      Net cash used by investing activities                                 (68,983)             (84,987)
                                                                       ------------         ------------
Cash flows from financing activities:
    Proceeds from debt                                                      161,005              319,931
    Payments of debt                                                       (337,399)            (381,876)
    Sale of common stock                                                     18,061               11,441
    Acquisition of treasury stock                                           (26,734)                   -
    Payments on equity forward contracts                                          -              (23,547)
                                                                       ------------         ------------
      Net cash used by financing activities                                (185,067)             (74,051)
                                                                       ------------         ------------
      Effect of exchange rate changes on cash                                    72                  (67)
                                                                       ------------         ------------
      Net increase (decrease) in cash and cash equivalents                     (185)              (8,500)

  Cash and cash equivalents at beginning of period                            5,676               14,176
                                                                       ------------         ------------
  Cash and cash equivalents at end of period                                  5,491                5,676
                                                                       ============         ============
  Supplemental cash flow information:
    Cash paid (received) during the period for:
      Interest                                                               26,347               25,746
      Income taxes                                                          (40,045)               9,364
                                                                       ============         ============

                                           ACXIOM CORPORATION AND SUBSIDIARIES
                                 RECONCILIATION OF FREE CASH FLOW TO OPERATING CASH FLOW
                                                      (Unaudited)
                                               (Dollars in thousands)

                                                       Qtr ended      Qtr ended       Qtr ended       Qtr ended       Yr ended
                                                       6/30/2001      9/30/2001      12/31/2001       3/31/2002      3/31/2002

Net cash provided by operating activities              (39,280)         69,300          60,493          60,092        150,605

Proceeds received from disposition of assets               127               -               -              46            173
Capitalized software                                    (5,935)         (5,464)         (5,832)         (6,890)       (24,121)
Capital expenditures                                    (8,789)              -          (2,612)         (3,474)       (14,875)
Deferral of costs                                       (8,690)        (18,012)        (14,077)         (7,352)       (48,131)
Proceeds from sale and leaseback transaction                 -           1,964           4,035               -          5,999
                                             --------------------------------------------------------------------------------------

Free cash flow                                         (62,567)         47,788          42,007          42,422         69,650
                                             ======================================================================================

                                                       Qtr ended      Qtr ended       Qtr ended       Qtr ended       Yr ended
                                                       6/30/2002      9/30/2002      12/31/2002       3/31/2003      3/31/2003

Net cash provided by operating activities                60,243         53,446          76,992          63,112        253,793

Proceeds received from disposition of assets                 45            155               -              93            293
Capitalized software                                     (8,652)        (8,958)         (8,726)         (8,237)       (34,573)
Capital expenditures                                     (1,916)        (3,000)         (5,893)         (2,403)       (13,212)
Deferral of costs                                        (3,240)        (4,108)         (3,796)         (3,883)       (15,027)
Proceeds from sale and leaseback transaction                  -          7,729               -               -          7,729
                                             --------------------------------------------------------------------------------------

Free cash flow                                           46,480         45,264          58,577          48,682        199,003
                                             ======================================================================================

                                                                                                                      Forecast
                                                                                                                      Yr ended
                                                                                                                     3/31/2004

Net cash provided by operating activities                                                                             185,000

Proceeds received from disposition of assets                                                                                -
Capitalized software                                                                                                  (28,000)
Capital expenditures                                                                                                  (15,000)
Deferral of costs                                                                                                     (17,000)
Proceeds from sale and leaseback transaction                                                                                -
                                                                                                                   ----------------
Free cash flow                                                                                                        125,000
                                                                                                                   ================

                                               ACXIOM CORPORATION AND SUBSIDIARIES
                                        RECONCILIATION OF NON-GAAP EARNINGS MEASUREMENTS
                                                           (Unaudited)
                                        (Dollars in thousands, except earnings per share)

                                                                                 FY           FY            Q4           Q4
                                                                                2003         2002          2003         2002
                                                                           -------------------------------------------------------

Pretax income as reported                                                      28,088      (50,526)      (40,095)      20,724

Gains, losses and nonrecurring items                                           (5,018)      45,534            62        1,251
Expenses prior to impairment charge (1)                                             -       18,387             -            -
Accelerated depreciation, amortization and other impairment charges            34,248       25,846        34,248            -
Investment write-downs                                                          8,838        1,062         8,838            -
                                                                           -------------------------------------------------------
Pretax income as adjusted                                                      66,156       40,303         3,053       21,975
                                                                           =======================================================

Net income as reported                                                         21,767      (31,964)      (23,761)      13,368

Gains, losses and nonrecurring items                                           (3,211)      29,142            40          801
Expenses prior to impairment charge (1)                                             -       11,768             -            -
Accelerated depreciation, amortization and other impairment charges            21,919       16,541        21,919            -
Investment write-downs                                                          5,657          645         5,657            -
Extraordinary item                                                                  -        1,271             -        1,271
                                                                           -------------------------------------------------------
Net income as adjusted                                                         46,132       27,403         3,855       15,440
                                                                           =======================================================
Diluted earnings per share:

As reported                                                                      0.24        (0.36)        (0.27)        0.15
                                                                           =======================================================
As adjusted                                                                      0.50         0.30          0.04         0.17
                                                                           =======================================================

(1)  Expenses prior to the decision to restructure operations, which will not repeat after the restructuring.